SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): March 29, 2007

CWHEQ Revolving Home Equity Loan trust, Series 2007-C
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-132375-20

CWHEQ, INC.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor  333-132375

Delaware	87-0698310
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive Officers)	(Zip Code)

Registrant’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Filing of Certain Materials

The consolidated financial statements of Financial Guaranty Insurance Company (“FGIC”) and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, are included in this Form 8-K. The consolidated financial statements of FGIC and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 have been audited by Ernst & Young LLP. The consent of Ernst & Young LLP to the inclusion of their audit report on such financial statements in this Form 8-K and to their being referred to as “Experts” in the Prospectus Supplement relating to the CWHEQ Revolving Home Equity Loan Trust, Series 2007-C, are attached hereto, as Exhibit 23.1. The consolidated financial statements of FGIC and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 are attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial

 Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Consolidated financial statements of FGIC and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, INC.

By: /s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

Dated: March 29, 2007

Exhibit Index

Exhibit	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Consolidated financial statements of FGIC and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006.